                                   CERTIFICATE


         The undersigned hereby certifies that he is the Secretary of Morgan Stanley Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 19, 2002, as provided in Section
9.3 of the said Declaration, said Amendment to take effect on May 1, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 19th day of April, 2002.


                                   /s/ Barry Fink
                                       ---------------
                                       Barry Fink
                                       Secretary


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                                    AMENDMENT


Dated:            April 19, 2002

To be Effective:  May 1, 2002


                                       TO

                                 MORGAN STANLEY

                       SELECT DIMENSIONS INVESTMENT SERIES

                              DECLARATION OF TRUST

                                      DATED

                                  JUNE 2, 1994


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 Amendment dated April 19, 2002 to the Declaration of Trust (the "Declaration")
        of Morgan Stanley Select Dimensions Investment Series (the "Trust")
                               dated June 2, 1994


         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Mid-Cap Equity Portfolio of the Trust to the "Capital Opportunities Portfolio," such change to be effective on May 1, 2002;

NOW, THEREFORE:

         1. The Declaration is hereby amended so that the Mid-Cap Equity Portfolio is hereby designated the "Capital Opportunities Portfolio."
         2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
         3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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     STATE OF NEW YORK  )
                        )ss.:
     COUNTY OF NEW YORK )


     On this 19th day of April, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                       /s/ Rosemarie Costagliola
                                       -------------------------
                                       Notary Public


     Rosemarie Costagliola
     NOTARY PUBLIC, State of New York
     No. 01CO6016161
     Qualified in New York County
     Commission Expires November 9, 2002


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  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 19th day of April, 2002.


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

/s/ Michael Bozic                                       /s/ Charles A. Fiumefreddo
--------------------------------------------            --------------------------
Michael Bozic, as Trustee                               Charles A. Fiumefreddo, as Trustee
and not individually                                    and not individually
c/o Mayer, Brown & Platt                                c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees                     Harborside Financial Center, Plaza Two
1675 Broadway                                           Jersey City, NJ 07311
New York, NY 10019


/s/ Edwin J. Garn                                       /s/ Wayne E. Hedien
--------------------------------------------            -------------------
Edwin J. Garn, as Trustee                               Wayne E. Hedien, as Trustee
and not individually                                    and not individually
c/o Summit Ventures LLC                                 c/o Mayer, Brown & Platt
1 Utah Center                                           Counsel to the Independent Trustees
201 S. Main Street                                      1675 Broadway
Salt Lake City, UT 84111                                New York, NY 10019


/s/ James F. Higgins                                    /s/ Manuel H. Johnson
--------------------------------------------------      ---------------------
James F. Higgins, as Trustee                            Manuel H. Johnson, as Trustee
and not individually                                    and not individually
c/o Morgan Stanley Dean Witter Trust FSB                c/o Johnson Smick International Inc.
Harborside Financial Center, Plaza Two                  1133 Connecticut Avenue, NW
Jersey City, NJ 07311                                   Washington, D.C.  20036


/s/ Michael E. Nugent                                   /s/ Philip J. Purcell
--------------------------------------------            ---------------------
Michael E. Nugent, as Trustee                           Philip J. Purcell, as Trustee
and not individually                                    and not individually
c/o Triumph Capital, L.P.                               1585 Broadway
237 Park Avenue                                         New York, NY  10036
New York, NY  10017


/s/ John L Schroeder
--------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

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